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BA0/178502/1
               SALOMON BROTHERS CAPITAL FUND, INC

    Articles of Amendment Changing the Designation of a Class
                  Pursuant to Section 2-605(a)
             of the Maryland General Corporation Law


          SALOMON BROTHERS CAPITAL FUND INC, a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:     The Corporation is registered as an open-end
company under the Investment Company Act if 1940.

          SECOND:    The  Charter  of the Corporation  is  hereby
amended  to provide that the designation of all of the shares  of
Common  Stock of the Corporation currently designated as Class  2
Common Stock are changed to Class C Common Stock.

           THIRD:     Article  FIFTH (1) of the  Charter  of  the
Corporation is hereby amended to read in its entirety as follows:

           FIFTH: (1) The total number of shares of stock of all classes which the Corporation has authority to issue is 1,000,000,000 shares of capital stock (par value $.001 per share), amounting in aggregate par value to $1,000,000. All of such shares are initially classified as Common Stock. The Common Stock, unless otherwise specified in the articles supplementary designating such Class, shall consist of five classes of shares designated as Class A Common Stock, Class B Common Stock, Class C Common Stock, Class O Common Stock, and Class Y Common Stock, each class consisting, until further changed, of the lesser of
(x) 1,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of Common Stock currently or hereafter classified less the total number of shares of Common Stock of all other classes then issued and outstanding. Any Class of Common Stock shall be referred to herein individually as a "Class" and collectively, together with any further class or classes of Common Stock from time to time established, as the "Classes."

            FOURTH:     (a)  The  foregoing  re-designation   and
amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.

                     (b)  The  shares of stock of the Corporation
are divided into classes and the terms of each class of stock of the Corporation as set forth in the Charter of the Corporation are not changed by the re-designation and amendment.

          FIFTH: The foregoing re-designation and amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605(a)(2) of the Maryland General Corporation Law.

          SIXTH:    The foregoing re-designation and amendment to
the Charter of the Corporation shall become effective upon filing of these Articles of Amendment with the State Department of Assessments and Taxation of Maryland.

          IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 19th day of July, 2006.

WITNESS:                      SALOMON BROTHERS CAPITAL
                              FUND, INC



_______________________            By:__________________________
Robert I. Frenkel                       R. Jay Gerken
Secretary                     President


     THE UNDERSIGNED, the President of Salomon Brothers Capital Fund Inc who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                              _______________________________
                              R. Jay Gerken